Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor inquiries:

Karen Greene

ICG

Investor Relations

610-727-6900

IR@icg.com

ICG ANNOUNCES CONSOLIDATION OF CHANNEL INTELLIGENCE

Achieves Significant Strategic Milestone by

Adding Channel Intelligence as Fourth Platform

WAYNE, PA — (July 26, 2012) — ICG Group, Inc. (Nasdaq: ICGE) (“ICG”) today announced that it has increased its ownership in Channel Intelligence, Inc.’s (Cl’s) parent company to 51%. The ownership increase was achieved by purchasing equity stakes from existing holders. ICG is consolidating the financial results of Cl’s parent company from the date of these purchases.

This transaction is consistent with ICG’s strategic goal of driving growth at its consolidated companies while consolidating or monetizing its minority holdings in order to provide access to earnings and cash flow and ultimately simplify its model. ICG’s increased ownership stake, together with the appointment of ICG’s President, Doug Alexander, as Chief Executive Officer of Cl, gives ICG the ability to drive value more effectively at one of its most important companies.

“ICG has always been passionate about Cl’s potential and its position in the rapidly growing e-marketing sector, and we are very excited to add it as our fourth platform,” said Walter Buckley, ICG’s Chief Executive Officer, “With Cl’s unique technology and talented team led by Doug Alexander, we have the opportunity to build a very valuable company. Today’s announcement marks an important step forward in executing against our strategy and building significant value for ICG stockholders.”

Mr. Alexander added, “Having served as a Cl board member for the last several years, I have developed a deep appreciation for the power and potential of Cl’s technology and capabilities, as well as the incredible opportunity that this company has to transform the online performance of its customers. This is an exciting time to be at Cl, as the company continues to deliver strong performance results for its growing list of customers.

About Channel Intelligence

Channel Intelligence helps marketers outperform online with its Cl Boost services: Facebook Platform, Where-to-Buy, Product Search Engines and Shopping Engine solutions. Relied upon by companies such as Target, Philips, HP, Neiman Marcus, Best Buy and Kimberly-Clark, Cl tracks nearly 15 percent of US transactions online and drives $2 billion in sales annually in referred sales online in computing products, home improvement products, appliances, consumer electronics, toys and a variety of other consumer packaged goods. Cl is owned by ICG and Aweida Capital Management. Learn more at www.channelintelligence.com.

About ICG

ICG (Nasdaq: ICGE) identifies, capitalizes and grows companies in the cloud-based software and services sectors. These companies transform the way business is done by enabling enterprises to increase efficiencies and improve and automate critical processes. ICG leverages its unique expertise to carefully identify companies based on their potential to become market-changers and market-leaders. ICG is focused on building profitable businesses in the cloud-based software and services sectors by infusing them with management expertise, strategic and operational guidance, as well as growth capital.

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Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our partner companies’ customers, our partner companies’ ability to compete successfully against their respective competitors, our partner companies’ ability to timely and effectively respond to technological developments, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, our ability to retain key personnel, and other risks and uncertainties detailed in ICG’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.